DRAFT - 11/18/99





                           J.B. Poindexter & Co., Inc.


                           Long Term Performance Plan

                                    SECTION 1


                                     General

1.1. Purpose and Effective Date. J.B. Poindexter & Co. Inc. (the "Company") has established the J.B. Poindexter & Co., Inc. Long Term Performance Plan (the "Plan" or the "LTPP"), effective January 1, 2000, the "Effective Date" of the Plan as set forth herein. The purpose of the Plan is to provide approved participants who are key members of the Company's and the Affiliates' (as defined in subsection 1.2) management team with financial incentives for achieving strategic long term financial objectives of the Company.


1.2. Affiliates. For purposes of the Plan, the term "Affiliate" means any subsidiary of the Company. Any Affiliate that, with the consent of the Company, adopts the Plan for the benefit of its eligible employees shall be referred to herein as an "Adopting Affiliate". The Company and each Adopting Affiliate shall be referred to herein collectively as the "Employers" and individually as an "Employer".


1.3. Plan Administration. The authority to operate and administer the Plan shall be vested in the Board of Directors (the "Board") of the Company. The Board shall have full power and authority to interpret, construe and administer the Plan. The Board's interpretations and construction of the Plan, and actions thereunder, shall be binding and conclusive on all persons for all purposes. No member of the Board shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith.

1.4. Source of Payments. The obligations of the Employers under the Plan are purely contractual. Any amount payable under the terms of the Plan shall be paid from the general assets of the Employers and no trust or other separate fund shall be established for this purpose.


1.5. Notices. Any notice or document required to be filed under the Plan shall be considered to be properly filed if delivered or mailed by registered mail, postage prepaid, to the Board, in care of the Company, at its corporate headquarters or such other address the Company has designated for such purpose hereunder and communicated to Participants. Any notice required under the Plan may be waived by the person entitled thereto.

1.6. Action by Employers. Any action required or permitted to be taken under the Plan by an Employer that is a corporation shall be by resolution of its Board of Directors, by a duly authorized officer of the Employer, or by such other person or entity as may be designated by the Board of Directors of the Employer.

1.7. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural, and the plural shall include the singular.


1.8. Governing Law. The Plan shall be construed and administered in accordance with the internal laws of the State of Texas, to the extent that such laws are not preempted by the laws of the United States of America.


1.9. Plan Year. The Plan Year shall be the calendar year.


1.10. Plan Not Guarantee of Employment. The Plan does not constitute a guarantee of employment by the Employers, and participation in the Plan will not give any individual the right to be retained in the employ of the Employers, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically arisen under the Plan. The Employers reserve all of their rights to discharge employees at-will or to amend or modify any of the terms and conditions of their employment.

                                    SECTION 2

                                  Participation

2.1. Participation. Each key employee of an Employer whose position directly impacts the Company's success and who is designated by the Board shall become a "Participant" in the Plan effective on the first day of the LTPP Cycle (as defined in subsection 3.1) that begins after such designation; provided, however, the Board may designate a key employee as a Participant in a LTPP Cycle that started fewer than six months before the employee was hired or was transferred into a Plan-eligible position for the first time.

2.2. Duration of Participation. A Participant who is entitled to payment of a benefit under the provisions of Section 3 shall remain a Participant in the Plan until the full amount of his benefit has been paid.

                                    SECTION 3


                                   LTPP Awards

3.1. Amount of LTPP Award. At the beginning of each three-year period that begins on the Effective Date and each anniversary thereof (a "LTPP Cycle"), the Board will determine (i) each Participant's LTPP target award for the LTPP Cycle as a percentage of the Participant's base salary, and (ii) the percentages of Participants' LTPP target awards that will be payable upon the Company's achieving, in full or in part, or exceeding the EBT that is targeted in the Company's long-term planning and budgeting process for the LTPP Cycle. In the event a Participant transfers from one Plan-eligible position to another with a different LTPP target award level (or is deemed not eligible for future awards) during a LTPP Cycle, the Participant's award for the LTPP Cycle will be calculated on a pro rata basis according to the proportion of time spent in each position during the LTPP Cycle. The amount of each LTPP Award will be determined by the Board and will be based on audited year-end results. For purposes of the Plan, "EBT" means earnings before taxes.

3.2. Payment of LTPP Award. The LTPP Awards described in subsection 3.1 will be paid in cash as soon as practicable after the end of the LTPP Cycle to which they relate after the books of the Company are closed and audited for the last year of the Cycle, except to the extent the Participant has elected to defer such payment under either or both of the Company's qualified and nonqualified deferred compensation plans. A Participant who receives a pro-rata award by reason of his termination of employment during a LTPP Cycle may not elect to defer the award.

3.3. Vesting. A Participant shall be 100% vested in the LTPP Award for a LTPP Cycle if he is an employee of an Employer on the last day of the Cycle. A Participant who terminates employment after the first year of a LTPP Cycle by reason of involuntary termination (other than for cause), retirement, disability or death is entitled to a pro-rata portion of the LTPP Award for the LTPP Cycle based on the Participant's actual months of service during the LTPP Cycle. A Participant who resigns (other than by reason of retirement) or is terminated for cause during a LTPP Cycle shall not be entitled to the LTPP Award for that Cycle. For purposes of the Plan, "retirement" means voluntary termination of employment or involuntary termination of employment without cause after attainment of age 60 years. Notwithstanding the foregoing, if the stock or assets of an Employer are sold, an affected Participant shall be vested in each LTPP Award that has accrued as of the date of the sale.

3.4. Nonalienation. Participants shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any benefits provided under the Plan, and no benefits payable hereunder shall be assignable in anticipation of payment, either by voluntary or involuntary acts, or by operation of law. Nothing in this subsection 3.4 shall limit a Participant's rights or powers to dispose of his property by will, limit any rights or powers which his executor or administrator would otherwise have with regard to benefits to which a Participant is entitled hereunder, or restrict any right of set-off, counterclaim or recoupment which the Employers may otherwise have against any Participant.

3.5. Withholding. All payments with respect to a Participant under the Plan will be subject to such deductions as may be required to be made pursuant to law, government regulations or order. All tax liability of the recipient resulting from the payments under the Plan shall be the responsibility of the recipient.

3.6. Benefits on Death. In the event of a Participant's death after becoming entitled to a benefit under the Plan but before complete payment of his benefit, his benefit shall be paid to his estate.


                                    SECTION 4


                            Amendment or Termination

4.1. Amendment or Termination. The Board in its sole discretion may amend or terminate the Plan at any time; provided, however, that the Plan shall not be terminated with respect to any LTPP Cycle that has commenced and no amendment or termination shall adversely affect the Plan benefits, if any, which have vested.